Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Colleen McCormick, Investor Relations
617-779-7892
cmccormick@amicas.com
AMICAS REPORTS FINANCIAL RESULTS FOR THE FOURTH FISCAL QUARTER AND YEAR
ENDED DECEMBER 31, 2008
Finishes 2008 with record bookings and continued positive cash flow from operations
Boston, MA, February 25, 2009 /PRNewswire/ — AMICAS, Inc. (NASDAQ: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the fourth quarter and year ended December 31, 2008.
Q4 Financial Highlights
Revenue: Total revenue for the fourth quarter of 2008 was $11.7 million, compared to $11.7 million for the fourth quarter of 2007.
Non-GAAP Operating Loss: Operating loss, excluding impairment charges, for the fourth quarter of 2008 was $1.6 million, compared to an operating loss of $1.9 million for the fourth quarter of 2007.
Adjusted EBITDA: Adjusted EBITDA, a non-GAAP financial measure, was a loss of $320,000 for the fourth quarter of 2008 as compared to a loss of $437,000 for the fourth quarter of 2007.
Non-GAAP Net Loss/Income: The Company’s net loss, excluding impairment charges, for the fourth quarter of 2008 was $1.2 million as compared to a net loss of $902,000 for the fourth quarter of 2007.
Impairment: In the fourth quarter of 2008, the Company incurred a $27.5 million impairment charge of which $27.3 million relates to goodwill and $0.2 million relates to internal use purchased software. The goodwill charge was primarily due to the sustained decline in the market value of the Company’s equity during the fourth quarter of 2008. The Company does not expect that the non-cash charge will have a material impact on its financial condition, cash flow, or liquidity.
Operating Loss: Operating loss for the fourth quarter of 2008 was $29.1 million as compared to an operating loss of $1.9 million for the fourth quarter of 2007.
Net Loss/Income: The Company’s net loss for the fourth quarter of 2008 was $28.7 million, or $0.81 per share, including impairment charge of $27.5 million, or $0.78 per share, compared to a net loss of $902,000, or $0.02 per share, for the fourth quarter of 2007.
Cash and Cash Flow: AMICAS ended the fourth quarter of 2008 with a cash, cash equivalents, and marketable securities balance of $55.0 million, no long term debt, and working capital of $47.0 million. For the fourth quarter ended December 31, 2008, net cash provided by operations was $1.2 million.
Stock Repurchase: In the fourth quarter of 2008, the Board of Directors directed the Company to initiate a $5 million stock repurchase plan. The Company repurchased approximately 193,000 shares of its common stock for approximately $290,000 in the fourth quarter of 2008.

Fiscal Year-to-Date Financial Highlights
Revenue: Total revenue for the year ended December 31, 2008, was $50.4 million, compared to $49.9 million for the year ended December 31, 2007.
Non-GAAP Operating Loss: Operating loss, excluding impairment, for the year ended December 31, 2008, was $4.6 million, compared to a non-GAAP operating loss of $4.5 million for the year ended December 31, 2007.
Adjusted EBITDA: Adjusted EBITDA, a non-GAAP financial measure, was $233,000 for the year ended December 31, 2008, compared to $759,000 for the year ended December 31, 2007.
Non-GAAP Net Loss/Income: The Company’s net loss, excluding impairment, for the year ended December 31, 2008, was $2.6 million compared to a non-GAAP net loss of $862,000 for the year ended December 31, 2007.
Impairment: As noted above, in the fourth quarter of 2008, the Company incurred a $27.5 million, or $0.78 per share, impairment charge of which $27.3 million relates to goodwill and $0.2 million relates to internal use purchased software. The goodwill charge was primarily due to the sustained decline in the market value of the Company’s equity during the fourth quarter of 2008. The Company does not expect that the non-cash charge will have a material impact on its financial condition, cash flow, or liquidity.
Operating Loss: Operating loss for the year ended December 31, 2008, was $32.1 million, compared to an operating loss of $4.5 million for the year ended December 31, 2007.
Net Loss/Income: The Company’s net loss for the year ended December 31, 2008, was $30.1 million, or $0.77 per share including impairment charges of $27.5 million or $0.71 per share, compared to a net loss of $862,000, or $0.02 per share, for the year ended December 31, 2007.
Cash Flow: For the year ended December 31, 2008, net cash provided by operations was $4.4 million as compared to $7.0 million for in the year ended 2007.
Stock Repurchase: During the fiscal year ended December 31, 2008, the Company repurchased 9.4 million shares of its common stock in accordance with the repurchase plans announced by the Company during the year. In aggregate, the Company has repurchased a total of 14.3 million shares for approximately $40.3 million since 2006.
Business Perspective
Dr. Stephen Kahane, president, chief executive officer, and chairman of AMICAS, said, “We had our best quarter of bookings in the history of AMICAS. This is the third consecutive quarter in which we delivered record bookings for the Company. Revenue growth was modest, mainly due to our signing more multi-year customer relationships. In addition, we now have record non-recurring backlog and deferred revenue as well as several commitments from customers that are not captured in these metrics.”
Dr. Kahane went on to say, “We delivered positive cash flows from operations every quarter in 2008. We did this while building our business through significant investments in both innovative research and development programs and important distribution initiatives. In the fourth quarter, several additional large radiology groups made the decision to use AMICAS products as the basis for their automation infrastructure going forward. Over the past year, AMICAS has been able to sign a number of very sophisticated and informed radiology groups and imaging service providers. We will continue to work hard to help these new partners succeed and to make sure others follow in their footsteps. Our top flight solutions – which include the latest in teleradiology technology, PACS, RIS, revenue cycle management, business intelligence, and zero client referring physician tools – continue to be viewed as extremely attractive as a result of the potential return on investment that can be delivered. It is noteworthy that, despite obstacles such as DRA and other reimbursement-related pressures such as increasing requirements related to pre-authorizations for studies, and despite the condition of the economy overall, these groups made the decision to take their automation support to the next level with industry leading offerings from AMICAS.”

Dr. Kahane continued, “We believe that, especially in this challenging economic and imaging reimbursement environment, the delivery of record bookings for three quarters in a row reflects the progress we have made in sales execution and general company operations. At the same time, we have been diligent in our assessment of acquisition opportunities and, until very recently, have been reluctant to make a big move in this area. Our signing of a definitive agreement to acquire Emageon is a big move and one that we are extremely excited about. Our high recurring revenue, strong cash position, and positive cash flow from operations combined with zero debt, record bookings and non-recurring backlog and deferred revenue give us confidence that we are in an excellent position to execute well on the integration of Emageon.”
Dr. Kahane added, “We remain committed to continuing to build a strong company focused on providing excellent innovative image and information management solutions in healthcare. We have established a significant presence and a strong reputation in the radiology and imaging marketplace. We expect the Emageon acquisition to expand our position significantly, and to provide us with similar stature in the cardiology market, another important market with significant image and information management needs.”
Conference Call
AMICAS will host a conference call on Thursday, February 26, at 8:30 a.m. Eastern Time to discuss the Company’s 2008 fourth quarter and year end results. Investors and other interested parties may dial in to the call using the toll free number 1-800-862-9098. (conference ID: 7AMICAS). The conference call will also be available via Webcast at www.amicas.com. Following the conclusion of the call, a replay will be available at 1-800-374-1375 or 1-402-220-0682 until March 26, 2009.
AMICAS, AMICAS PACS, AMICAS RIS, AMICAS Financials, AMICAS Documents, AMICAS Dashboards, AMICAS Watch, AMICAS Reach, AMICAS RadStream, RealTime Worklist, Halo Viewer, and Cashfinder Worklist are trademarks, service marks or registered trademarks and service marks of AMICAS, Inc. All other trademarks and company names mentioned are the property of their respective owners.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS One Suite™ of products provides a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided with a fully integrated, hospital information system-independent PACS that features advanced enterprise workflow support and scalable design. Complementing the AMICAS solution suite is AMICAS Professional Services™, a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.
Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about our anticipated financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions, and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost, and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules, and regulations; and other risks affecting AMICAS’

businesses generally and as set forth in AMICAS’ most recent filings with the Securities and Exchange Commission (SEC), including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise. The financial statements and information as of, and for the period ended, December 31, 2008, contained in this press release are subject to review by the Company’s independent registered public accounting firm.
Non-GAAP financial measures
Adjusted EBITDA refers to net income, adjusted for amortization, depreciation, impairment, interest, taxes, severance, and stock compensation expense. A reconciliation of net loss/income as determined under GAAP to adjusted EBITDA is included below. Non-GAAP operating loss refers to operating loss less impairment charges. Non-GAAP net loss refers to net loss less impairment charges.
Management believes that its adjusted EBITDA measurement, non-GAAP operating loss, and non-GAAP net loss, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP. A reconciliation of net loss to adjusted EBITDA and net loss to non-GAAP loss and non-GAAP operating is included below.
Bookings are defined as contractual commitments from customers for licenses, services, hardware, and maintenance/support.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$7,366	$8,536
Marketable securities	47,627	67,071
Accounts receivable, net of allowances of $158 and $231, respectively	10,224	10,483
Prepaid expenses and other current assets	2,261	2,931

Total current assets	67,478	89,021

Property and equipment, less accumulated depreciation and amortization of $7,495 and $6,848, respectively	965	1,186
Goodwill	—	27,313
Acquired/developed software, less accumulated amortization of $10,195 and $7,992, respectively	5,805	8,008
Other intangible assets, less accumulated amortization of $2,144 and $1,742, respectively	1,256	1,658
Other assets	1,594	1,255

Total Assets	$77,098	$128,441

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,156	$7,094
Accrued employee compensation and benefits	1,611	1,451
Deferred revenue	14,657	10,375

Total current liabilities	20,424	18,920

Unrecognized tax benefits	1,379	1,275

Commitments and contingencies

Stockholders’ equity:
Preferred stock $.001 par value; 2,000,000 shares authorized; none issued	—	—
Common stock $.001 par value, 200,000,000 shares authorized, 51,473,965 and 51,296,823 issued, respectively	51	51
Additional paid-in capital	230,905	229,056
Accumulated other comprehensive income	100	60
Accumulated deficit	(128,549)	(98,478)
Treasury stock, at cost, 16,270,088 and 6,824,192 shares	(47,212)	(22,443)

Total stockholders’ equity	55,295	108,246

Total Liabilities and Stockholders’ Equity	$77,098	$128,441

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data and footnotes)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues
Maintenance and services	$9,965	$9,645	$39,886	$38,175
Software licenses and system sales	1,727	2,007	10,467	11,713

Total revenues	$11,692	11,652	50,353	49,888

Costs and expenses
Cost of revenues:
Maintenance and services (a)	$4,139	4,134	17,679	16,469
Software licenses and system sales, including amortization of software costs of $572, $489, $2,204, and $1,957, respectively	1,420	1,326	7,000	6,486
Selling, general, and administrative (b)	5,348	5,662	20,512	21,810
Research and development (c)	2,143	2,115	8,657	8,527
Depreciation and amortization	249	284	1,084	1,119
Impairment charges	27,490	—	27,490	—

	40,789	13,521	82,422	54,411

Operating loss	(29,097)	(1,869)	(32,069)	(4,523)
Interest income	406	991	2,187	3,870
Loss on sale of investments	—	—	(31)	—

Loss before provision for income taxes	(28,691)	(878)	(29,913)	(653)
Provision for income taxes	7	24	158	209

Net loss	$(28,698)	$(902)	$(30,071)	$(862)

(Loss) income per share
Basic:	$(0.81)	$(0.02)	$(0.77)	$(0.02)

Diluted:	$(0.81)	$(0.02)	$(0.77)	$(0.02)

Weighted average number of shares outstanding
Basic	35,329	44,746	38,842	44,657
Diluted	35,329	44,746	38,842	44,657

(a)	– includes $31,000, $30,000, $138,000, and $107,000 in stock-based compensation expense for the three and twelve months ended December 31, 2008, and December 31, 2007, respectively.

(b)	– includes $0.3 million, $0.2 million, $1.0 million, and $1.5 million in stock-based compensation expense for the three and twelve months ended December 31, 2008, and December 31, 2007, respectively.

(c)	– includes $93,000, $67,000, $413,000, and $267,000 in stock-based compensation expense for the three and twelve months ended December 31, 2008, and December 31, 2007 respectively.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Twelve Months Ended
	December 31,
	2008	2007

Operating activities
Net loss	$(30,071)	$(862)

Adjustments to reconcile net (loss) income to cash provided by operating activities:
Amortization of software development costs	2,204	1,957
Depreciation and amortization	1,084	1,119
Impairment charges	27,490	—
Loss on disposal of fixed assets	6	—
Non-cash stock compensation expense	1,524	1,878
Provisions for (recoveries from) bad debts	115	185
Changes in operating assets and liabilities:
Accounts receivable	145	719
Prepaid expenses and other	330	1,100
Accounts payable and accrued expenses	(2,777)	493
Deferred revenue including unearned discount	4,282	(889)
Unrecognized tax benefits	103	1,275

Cash provided by operating activities	4,435	6,975

Investing activities
Purchases of property and equipment	(645)	(510)
Purchase of software	—	(2,300)
Purchases of held-to-maturity securities	(236,147)	(94,898)
Maturities of held-to-maturity securities	237,739	100,263
Purchases of available-for-sale securities	(37,033)	(45,275)
Sales of available-for-sale securities	54,925	37,340

Cash provided by (used in) investing activities	18,839	(5,380)

Financing activities
Repurchases of common stock	(24,769)	(803)
Exercise of stock options	325	413

Cash used in financing activities	(24,444)	(390)

(Decrease) increase in cash and cash equivalents	(1,170)	1,205
Cash and cash equivalents at beginning of period	8,536	7,331

Cash and cash equivalents at end of period	$7,366	$8,536

Supplemental disclosure of cash paid during the period for:
Income taxes, net of refunds	$140	$91
Non-cash investing activities:
Unrealized gain on available-for-sale securities	$39	$64

Reconciliation of Net Loss to Non-GAAP Net loss

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net loss	$(28,698)	$(902)	$(30,071)	$(862)
Impairment charges	27,490	—	27,490	—

Non-GAAP net loss	$(1,208)	$(902)	$(2,581)	$(862)

Reconciliation of Net loss to Non-GAAP Operating loss

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net loss	$(28,698)	$(902)	$(30,071)	$(862)
Provision for income taxes	7	24	158	209
Interest income	406	991	2,187	3,870
Loss on sale of investments	—	—	(31)	—
Operating loss	(29,097)	(1,869)	(32,069)	(4,523)
Impairment charges	27,490	—	27,490	—

Non-GAAP operating loss	$(1,607)	$(1,869)	$(4,579)	$(4,523)

Reconciliation of net loss to adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net loss	$(28,698)	$(902)	$(30,071)	$(862)
Provision for income taxes	7	24	158	209
Interest income	406	991	2,187	3,870
Loss on sale of investments	—	—	(31)	—
Operating loss	(29,097)	(1,869)	(32,069)	(4,523)
Non-cash stock compensation expense	467	331	1,524	1,878
Depreciation and amortization	249	284	1,084	1,119
Amortization of software development costs	571	489	2,204	1,957
Severance charges	—	328	—	328
Impairment charges	27,490	—	27,490	—

Adjusted EBITDA	$(320)	$(437)	$233	$759

Important additional information:
This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Emageon. The tender offer for shares of Emageon’s stock described in this press release has not yet been commenced.
At the time the tender offer is commenced, a subsidiary of AMICAS intends to file with the SEC and mail to Emageon’s stockholders a Tender Offer Statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents, and Emageon intends to file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. These documents will contain important information about AMICAS, Emageon, the transaction, and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available.
Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement, and other documents filed with the SEC by AMICAS and Emageon through the Web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting the Investor Relations departments of AMICAS or Emageon.